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                                                                    EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the inclusion of our audit report on the balance sheet of Express Stop, Inc. as of December 31, 1997 and the statements of income, retained earnings, and cash flows for the year then ended, in the Form S-1 Registration Statement of The Pantry, Inc., to be filed on or about March 10, 1999, and to a reference in the Registration Statement to our firm as experts in accounting and auditing.

/s/ Griffin, Maxwell & Frazelle, P.A.

Fayetteville, North Carolina
March 10, 1999